Grant Thornton
Accountants and Business Advisors



July 3, 2007

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:      DSA Financial Corporation
         File No. 0-50864

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of DSA Financial Corporation dated June 28, 2007, and agree with the statements concerning our Firm contained therein.

Very truly yours,

GRANT THORNTON LLP

/s/ GRANT THORNTON LLP

Stanley J. Quay
Partner